UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2007 (April 30, 2007)

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 North Loop West, Suite 600

Houston, Texas 77092

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

At the 2007 Annual Meeting of Shareholders on April 30, 2007, the shareholders of Sterling Bancshares, Inc. (the “Company”) approved an amendment to the Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan (the “2003 Plan”) to increase the aggregate maximum number of shares of common stock that may be issued under the 2003 Plan from 3,225,000 shares to 5,225,000 shares. The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the 2007 Annual Meeting of Shareholders, the shareholders also approved an amendment to the Company’s Restated and Amended Articles of Incorporation to increase the total number of shares of common stock, par value $1.00 per share, that the Company has the authority to issue from 100,000,000 shares to 150,000,000 shares. Effective August 13, 2007, the Company filed Articles of Amendment to the Restated and Amended Articles of Incorporation of Sterling Bancshares, Inc. with the Secretary of State of the State of Texas, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Restated and Amended Articles of Incorporation of Sterling Bancshares, Inc., effective August 13, 2007.

10.1	Amended and Restated Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan, effective April 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.

Date: August 14, 2007	By:	/s/ James W. Goolsby, Jr.
James W. Goolsby, Jr.
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated and Amended Articles of Incorporation of Sterling Bancshares, Inc., effective August 13, 2007.

10.1	Amended and Restated Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan, effective April 30, 2007.